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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) January 31, 1997
                                                -------------------

                       APPLIED CELLULAR TECHNOLOGY, INC.
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            (Exact name of registrant as specified in its charter)

        Missouri                     33-79678                 43-1641533
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(State of other jurisdiction        (Commission             (IRS Employer
      of incorporation)             File Number)          Identification No.)

          Highway 160 & CC, Suite 5, Nixa, Missouri            65714
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          (Address of principal executive officers)          (Zip Code)

Registrant's telephone number, including area code:  417-725-9888

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Item 1. Changes in Control of Registrant

Item 2. Acquisition or Disposition of Assets.
        On January 31, 1997, Applied Cellular Technologies, Inc. (the "Company") purchased 100% of the 4,828,571 issued and outstanding common shares, $0 par value, and 100% of the 1,931,429 issued and outstanding $0 par value preferred convertible shares of MVAK Technologies, Inc. ("MVAK") which, at closing, will be converted to common stock at a 1 for 1 ratio of the issued and outstanding common stock of MVAK. As consideration, the Company issued 389,296 of it's restricted common shares at $4.9375 per share to the three shareholders of the common stock and the one shareholder of the preferred convertible shares.

Item 3. Bankruptcy or Receivership.  None.

Item 4. Changes in Registrant's Certifying Accountant.  No.

Item 5. Other Events.  None.

Item 6. Resignation of Registrant's Directors.  None.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of business acquired. It is impractical to provide the required (if any) financial statements for MVAK at the time this Form 8-K is filed. The registrant shall file the required (if any) financial statements under cover of Form 8-K on or before April 16, 1997.

(b) Pro forma financial information. To be provided (if required) on or before April 16, 1997.

(c)     Exhibits. Agreement of Sale.
        See attached.

Item 8. Change in fiscal year.  None.

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                               SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              APPLIED CELLULAR TECHNOLOGY, INC.
                                              (Registrant)

Date:     February 19, 1997                    /s/ Garrett A. Sullivan
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                                              President

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